UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Osprey Acquisition Corp. III

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1920137
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, Suite 1111
Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share and one third (1/3) of one Warrant	The NASDAQ Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	The NASDAQ Stock Market LLC

Warrants to purchase one Class A ordinary share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-296787
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares and warrants of Osprey Acquisition Corp. III (the “Company” or the “Registrant”). The description of the Company’s units, ordinary shares and warrants contained under the heading “Description of Securities” in the registration statement initially filed by the Company with the Securities and Exchange Commission on June 15, 2026, as amended from time to time (File No. 333-296787) (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Global Market, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OSPREY ACQUISITION CORP. III

Date: June 30, 2026	By:	/s/ Thomas C. Elliott
Thomas C. Elliott
Chief Financial Officer

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